Exhibit 10.29

WAIVER AND CONSENT

Reference is made to the Securities Purchase Agreement dated as of April 16, 2015 (the “Purchase Agreement”) , among Uni-Pixel , Inc. (the “Company”), Hudson Bay Master Fund Ltd. (“Hudson Bay”) and Capital Ventures International (“CVI”). Terms used in this Waiver and Consent (the “Waiver”) and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

This Waiver is delivered on November 23, 2015 pursuant to Section 9(e) of the Purchase Agreement by Hudson Bay as the holder of a majority of the aggregate number of Registrable Securities. In addition, reference is made to Section 15 of the Senior Secured Convertible Notes issued pursuant to the Purchase Agreement (collectively, the “Notes”), which  provides that  an amendment can be made to the Notes by the written consent by Hudson Bay as the holder of a majority of the aggregate principal amount of the Notes then outstanding, and such amendment shall be binding upon the other holders of the Notes.

Pursuant to this Waiver, notwithstanding Section 40) of the Purchase Agreement, the Company may issue warrants (the “New Warrants”) in the public offering being announced by the Company on November 23, 2015 (the “Offering”) that contain anti-dilution adjustments in price or share amounts in the event the Company issues or sells, or is deemed to have issued or sold, any Common Stock (including the issuance or sale of Common Stock owned or held by or for the account of the Company), but excluding Common Stock deemed to have been issued or sold by the Company in connection with any excluded securities as specified in such warrants, for a consideration per share less than a price equal to the exercise price of such warrants in effect immediately prior to such issue or sale or deemed issuance or sale. As consideration for the foregoing, the Company will exchange the existing warrants issued to Hudson Bay and CVI pursuant to the Purchase Agreement (the “Old Warrants”) for warrants to purchase an equivalent number of shares of Common Stock as can be purchased under the Old Warrants and with terms equivalent to the New Warrants being issued in the Offering (the “New Warrants”). The New Warrants are substantially in the form attached hereto as Exhibit A. Such exchange for the New Warrants will occur upon the closing of the Offering, and delivery of the Old Warrants to the Company for cancellation and exchange into the New Warrants. All references in the Transaction Documents to “Warrants” shall, upon the exchange, refer to the New Warrants. For the purposes of Rule 144 of the Securities Act, the Company acknowledges and agrees that the holding period the New Warrants may be tacked onto the holding period of the Old Warrants and the Company agrees not to take a position contrary thereto.

The Company represents and warrants that (1) the issuance of the New Warrants is duly authorized and, upon issuance, the New Warrants shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof and (2) upon exercise of the New Warrants in accordance with the New Warrants, the shares issued pursuant thereto will be validly  issued, fully paid and nonassessable and free from all preemptive or similar  rights, taxes, liens  and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

Furthermore, upon the exchange of the Old Warrants for the New Warrants, Section 29(gg) of the Notes shall be amended to provide that the “Interest Rate,” as such term is defined in the Notes, is 4.00% per annum, subject to adjustment as set forth in Section 2 of the Notes, and not 9.00% per annum, subject to adjustment as set forth in Section 2 of the Notes, as provided when the Notes were issued.

Except as otherwise expressly provided herein, this Waiver shall not constitute a waiver of any provision of the Purchase Agreement or of any other Transaction Document.

On or before 8:30a.m., New York City time, on the first Business Day after this Waiver has been executed , the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby and the Offering in the form required by the 1934 Act and attaching this Waiver and the material transaction documents of the Offering (including, without limitation, the form of the New Warrant, the “8-K Filing”). From and after the filing of the 8-K Filing with the SEC, Hudson Bay shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any  of  their  respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, on the one hand, and Hudson Bay or any of their affiliates, on the other hand, shall terminate and shall be of no further force or effect. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide Hudson Bay with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the  date hereof without the express prior written consent of Hudson Bay. To the extent that the Company  delivers  any material, non-public information to Hudson Bay without Hudson Bay's prior written consent, the Company hereby covenants and agrees that Hudson Bay shall  not  have  any  duty  of confidentiality to the Company, any of its Subsidiaries or any of their respective  officers, directors, employees, affiliates or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents not to trade on the basis of, such material, non-public information. The Company understands and confirms that Hudson Bay will rely on the foregoing representations in effecting transactions in securities of the Company.

This Waiver may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which  shall constitute one and the same instrument. Delivery of an executed counterpart to this Waiver by electronic mail or facsimile transmission shall be effective as an original and shall constitute a representation that an original will be delivered. This Waiver shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

HUDSON BAY MASTER FUND LTD.

By: /s/ George Antonopoulos
Name: George Antonopoulos
Title: Authorized Signatory

Acknowledged and Agreed:

UNI-PIXEL, INC.

By: /s/ Jeff Hawthorne
Name: Jeff Hawthorne
Title: CEO

EXHIBIT A

Form of Warrant